Exhibit 99.2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To: The Board of Directors and Shareholders of

Wuhan Yangtze River Newport Logistics Co., Ltd.

We have audited the accompanying balance sheets of Wuhan Yangtze River Newport Logistics Co., Ltd. (the “Company”) as of December 31, 2014 and 2013, and the related statements of operations and comprehensive loss, changes in owners’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wuhan Yangtze River Newport Logistics Co., Ltd. as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the financial statements, the Company has negative working capital and suffered recurring losses from operations that raises substantial doubts about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ Dominic K.F. Chan & Co.
Dominic K.F. Chan & Co.
Certified Public Accountants
Hong Kong, December 19, 2015

F-1

Wuhan Yangtze River Newport Logistics Co., Ltd.

Balance Sheets

	December 31,
	2014	2013
ASSETS
Cash and cash equivalents	$56,366	$1,063,733
Prepayments	-	889,238
Other assets and receivables	2,937,545	2,895,715
Real estate property completed	33,025,319	32,929,835
Real estate properties and land lots under development	384,610,172	380,288,971
Property and equipment, net	237,475	248,063
Deferred tax assets	2,420,449	1,023,726
Total Assets	$423,287,326	$419,339,281

LIABILITIES AND OWNERS’ EQUITY
Liabilities
Accounts payable	$5,837,471	$1,358,247
Due to an owner	322,388,060	366,755,923
Other taxes payable	28,203	-
Other payables and accrued liabilities	264,558	193,364
Real estate property refund and compensation payable	25,158,858	23,711,473
Loans payable	47,185,161	490,822
Total liabilities	$400,862,311	$392,509,829

Owners’ equity
Paid-in capital	$27,970,431	$27,970,431
Accumulated losses	(9,881,148)	(5,624,052)
Accumulated other comprehensive income	4,335,732	4,483,073
Total Owners’ Equity	$22,425,015	26,829,452
Total Liabilities and Owners’ Equity	$423,287,326	$419,339,281

See notes to the financial statements

F-2

Wuhan Yangtze River Newport Logistics Co., Ltd.

Statements of OPERATIONS and Comprehensive LOSS

	For the Years Ended December 31,
	2014	2013

Revenue	$3,458,295	$2,965,818
Cost of revenue	3,693,783	2,964,038
Gross (loss)/profit	(235,488)	1,780

Operating expenses
Selling expenses	87,866	-
General and administrative expenses	2,090,499	1,876,992
Total operating expenses	2,178,365	1,876,992

Loss from operations	(2,413,853)	(1,875,212)

Other income/(expenses)
Other income	-	26,528
Interest income	10,996	16,376
Interest expenses	(3,256,660)	(27,525)
Total other (expenses)/income	(3,245,664)	15,379

Loss before income taxes	(5,659,517)	(1,859,833)
Income taxes benefit	1,402,421	427,378
Net loss	$(4,257,096)	$(1,432,455)

Other comprehensive income/(loss)
Foreign currency translation adjustments	(147,341)	861,210
Comprehensive loss	$(4,404,437)	$(571,245)

See notes to the financial statements

F-3

Wuhan Yangtze River Newport Logistics Co. Ltd.

Statements of CHANGES IN OWNERS’Equity

	Paid-in capital	Accumulated losses	Accumulated other comprehensive income	Total

Balance as of January 1, 2013	$27,970,431	$(4,191,597)	$3,621,863	$27,400,697
Net loss for the year	-	(1,432,455)	-	(1,432,455)
Foreign currency translation adjustment	-	-	861,210	861,210
Balance as of December 31, 2013	$27,970,431	$(5,624,052)	$4,483,073	$26,829,452

Net loss for the year	-	(4,257,096)	-	(4,257,096)
Foreign currency translation adjustment	-	-	(147,341)	(147,341)
Balance as of December 31, 2014	$27,970,431	$(9,881,148)	$4,335,732	$22,425,015

See notes to the financial statements

F-4

Wuhan Yangtze River Newport Logistics Co., Ltd.

Statements of Cash Flows

	For the Years Ended December 31,
	2014	2013
Cash Flows from Operating Activities:
Net loss	$(4,257,096)	$(1,432,455)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	80,133	102,328
Deferred tax benefit	(1,402,421)	(427,378)
Changes in operating assets and liabilities:
Prepayments	884,391	(816,880)
Other assets and receivables	(57,758)	(88,734)
Real estate property completed	(276,595)	(319,334)
Real estate properties and land lots under development	(6,412,919)	(905,311)
Accounts payable	4,486,912	(3,716,746)
Other taxes payable	28,204	-
Other payables and accrued liabilities	72,260	(226,443)
Real estate property refund and compensation payables	1,577,864	606,048
Net Cash Used In Operating Activities	(5,277,025)	(7,224,905)

Cash Flows from Investing Activities:
Purchase of property and equipment	(70,908)	(9,951)
Net Cash Used In Investing Activities	(70,908)	(9,951)

Cash Flows from Financing Activities:
Proceeds from financial institution loans	47,187,464	484,316
Repayment of financial institution loans	(488,146)	-
Advances from an owner	4,834,513	7,501,587
Repayment to an owner	(47,187,464)	-
Net Cash Provided By Financing Activities	4,346,367	7,985,903

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(5,801)	19,509

Net (Decrease)/Increase In Cash and Cash Equivalents	(1,007,367)	770,556
Cash and Cash Equivalents at Beginning of Year	1,063,733	293,177
Cash and Cash Equivalents at End of Year	$56,366	$1,063,733

Supplemental Cash Flow Information
Cash paid for interest expense	$3,256,660	$27,525
Cash paid for income tax	$-	$-

See notes to the financial statements

F-5

Wuhan Yangtze River Newport Logistics Co., Ltd.

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2014 and 2013

1.ORGANIZATION AND PRINCIPAL ACTIVITIES

Wuhan Yangtze River Newport Logistics Co., Ltd.(“the Company” and formerly known as Wuhan Huazhong Steel Trading Center Co., Ltd) is a company established under the laws of the People's Republic of China (“PRC”) on December 30, 2005. During the years ended December 31, 2014 and 2013, the Company was engaged in the trading of steel, and development and sales of commercial real estate properties in Wuhan city, Hubei province, People’s Republic of China (“China”, or the “PRC”).Since 2015, The Company has changed the business to involve in the port development and other logistics and transportation-related business.

The Company was a wholly owned subsidiary of Wuhan Renhe Group Co., Ltd., a company incorporated in the PRC as at September 23, 2002. On July 13, 2015, Wuhan Renhe Group Co., Ltd.(the “Wuhan Renhe”) transferred all of the equity interests of the Company to Ricofeliz Capital (HK) Limited (the “Ricofeliz”), a company incorporated in Hong Kong on March 25, 2015 for RMB 186 million (about $30 million). Ricofeliz was incorporated by Energetic Mind Limited (the “Energetic Mind”), a company incorporated in British Virgin Island (“BVI).Energetic was incorporated by Mr. Liu Xiangyao on January 2, 2014, and was subsequently purchased by various companies incorporated in BVI or the United States of America (“USA”),among whom Jasper Lake Holdings Limited (the “Jasper”) became its 64% owner. Jasper was is 100% owned by Mr. Liu Xiangyao, a Hong Kong citizen. In the opinion of the directors of the Company, the ultimate holding company of the Company is Jasper Lake Holdings Limited, which is incorporated in British Virgin Islands on July 3, 2015.

2. Summary of Significant Accounting Policies

2.1 Basis of presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”).

The balance sheets are presented unclassified because the time required to complete real estate projects and the Company’s working capital considerations usually stretch for more than one-year period.

As shown in the accompanying financial statements, the Company has incurred recurring losses from operations. The factor raises substantial doubt about the Company’s ability to continue as a going concern. Management has changed its principal business to the port development and other logistics and transportation-related business. Management believes the new business will contribute toward achieving profitability. The management plans to raise necessary working capital by equity financing and the ultimate owners would provide any capital shortfall. There are no assurances that the Company will be successful in achieving these goals. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

2.2 Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. On an ongoing basis, management reviews these estimates using the currently available information. Changes in facts and circumstances may cause the Company to revise its estimates. Significant accounting estimates reflected in the financial statements include: (i) the allowance for doubtful debts; (ii) accrual of estimated liabilities; and (iii) contingencies; (iv) deferred tax assets; (v) impairment of long-lived assets; (vi) useful lives of property plant and equipment; and (vii) real estate property refunds and compensation payables.

2.3 Cash and cash equivalents

Cash and cash equivalents consist of cash and bank deposits with original maturities of three months or less, which are unrestricted as to withdrawal and use the Company maintains accounts at banks and has not experienced any losses from such concentrations.

F-6

Wuhan Yangtze River Newport Logistics Co., Ltd.

NOTES TO THE FINANCIAL STATEMENTS

2.4 Property and equipment

The property and equipment are stated at cost less accumulated depreciation. The depreciation is computed on a straight-line method over the estimated useful lives of the assets with 5% salvage value. Estimated useful lives of property and equipment are stated in Note 7.

The Company eliminates the cost and related accumulated depreciation of assets sold or otherwise retired from the accounts and includes any gain or loss in the statement of income. The Company charges maintenance, repairs and minor renewals directly to expenses as incurred; major additions and betterment to equipment are capitalized.

2.5 Impairment of long-lived assets

The Company applies the provisions of ASC No. 360 Sub topic 10, "Impairment or Disposal of Long-Lived Assets"(ASC 360- 10) issued by the Financial Accounting Standards Board ("FASB"). ASC 360-10 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value.

The Company tests long-lived assets, including property and equipment and finite lived intangible assets, for impairment at least annually or more frequently upon the occurrence of an event or when circumstances indicate that the net carrying amount is greater than its fair value. Assets are grouped and evaluated at the lowest level for their identifiable cash flows that are largely independent of the cash flows of other groups of assets. The Company considers historical performance and future estimated results in its evaluation of potential impairment and then compares the carrying amount of the asset to the future estimated cash flows expected to result from the use of the asset. If the carrying amount of the asset exceeds estimated expected undiscounted future cash flows, the Company measures the amount of impairment by comparing the carrying amount of the asset to its fair value. The estimation of fair value is generally measured by discounting expected future cash flows as the rate the Company utilizes to evaluate potential investments. The Company estimates fair value based on the information available in making whatever estimates, judgments and projections are considered necessary. There were no impairment losses in the years ended December 31, 2014 and 2013.

2.6 Fair values of financial instruments

ASC Topic 825, Financial Instruments (“Topic 825”) requires disclosure of fair value information of financial instruments, whether or not recognized in the balance sheets, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. Topic 825 excludes certain financial instruments and all nonfinancial assets and liabilities from its disclosure requirements. Accordingly, the aggregate fair value amounts do not represent the underlying value of the Company.

Level 1	inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
Level 2	inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.
Level 3	inputs to the valuation methodology are unobservable and significant to the fair value.

As of December 31, 2014 and 2013, financial instruments of the Company primarily comprise of cash, accrued interest receivables, other receivables, short-term bank loans, deposits payables and accrued expenses, which were carried at cost on the balance sheets, and carrying amounts approximated their fair values because of their generally short maturities.

F-7

Wuhan Yangtze River Newport Logistics Co., Ltd.

NOTES TO THE FINANCIAL STATEMENTS

2.7 Foreign currency translation and transactions

The Company’s financial statements are presented in the U.S. dollar (US$), which is the Company’s reporting currency. The Company uses Renminbi Yuan(“RMB”) as its functional currency. Transactions in foreign currencies are initially recorded at the functional currency rate ruling at the date of transaction. Any differences between the initially recorded amount and the settlement amount are recorded as a gain or loss on foreign currency transaction in the statements of operations.

In accordance with ASC 830, Foreign Currency Matters, the Company translated the assets and liabilities into US$ using the rate of exchange prevailing at the applicable balance sheet date and the statements of operations and cash flows are translated at an average rate during the reporting period.  Adjustments resulting from the translation are recorded in owners’ equity as part of accumulated other comprehensive income.

	December 31,
	2014	2013
Balance sheet items, except for equity accounts	6.1460	6.1122

	For the Years Ended December 31,
	2014	2013
Items in the statements of operations and comprehensive income, and statements of cash flows	6.1457	6.1943

2.8 Revenue recognition

The Company recognizes revenue from steel trading when persuasive evidence of an arrangement exists, delivery has occurred, the price is fixed or determinable and collection is reasonably assured.

Real estate sales are reported in accordance with the provisions of ASC 360-20, Property, Plant and Equipment, Real Estate Sales.

Revenue from the sales of completed properties and properties where the construction period is twelve months or less is recognized by the full accrual method when (a) sale is consummated; (b) the buyer’s initial and continuing involvements are adequate to demonstrate a commitment to pay for the property; (c) the receivable is not subject to future subordination; (d) the Company has transferred to the buyer the usual risks and rewards of ownership in a transaction that is in substance a sale and does not have a substantial continuing involvement with the property. A sale is not considered consummated until (a) the parties are bound by the terms of a contract or agreement, (b) all consideration has been exchanged, (c) any permanent financing for which the seller is responsible has been arranged, (d) all conditions precedent to closing have been performed. Fair value of buyer’s payments to be received in future periods pursuant to sales contract is classified under accounts receivable. Sales transactions not meeting all the conditions of the full accrual method are accounted for using the deposit method of accounting. Under the deposit method, all costs are capitalized as incurred, and payments received from the buyer are recorded as a deposit liability.

Revenue and profit from the sale of development properties where the construction period is more than twelve months is recognized by the percentage-of-completion method on the sale of individual units when the following conditions are met: (a)construction is beyond a preliminary stage; (b) the buyer is committed to the extent of being unable to require a refund except for non-delivery of the unit; (c) sufficient units have already been sold to assure that the entire property will not revert to rental property; (d) sales prices are collectible and (e) aggregate sales proceeds and costs can be reasonably estimated. If any of these criteria are not met, proceeds are accounted for as deposits until the criteria are met and/or the sale consummated.

As of December 31, 2014, the Company has not generated any revenue from the sales of real estate property.

F-8

Wuhan Yangtze River Newport Logistics Co., Ltd.

NOTES TO THE FINANCIAL STATEMENTS

2.9 Real estate capitalization and cost allocation

Real estate property completed and real estate properties and land lots under development consist of commercial units under construction and units completed. Properties under development or completed are stated at cost or estimated net realizable value, whichever is lower. Costs include costs of land use rights, direct development costs, interest on indebtedness, construction overhead and indirect project costs. The Company acquires land use rights with lease terms of40years through government sale transaction. Land use rights are divided and transferred to customers after the Company delivers properties. The Company capitalizes payments for obtaining the land use rights, and allocates to specific units within a project based on units’ gross floor area. Costs of land use rights for the purpose of property development are not amortized. Other costs are allocated to units within a project based on the ratio of the sales value of units to the estimated total sales value.

2.10 Capitalization of interest

In accordance with ASC 360, Property, Plant and Equipment, interest incurred during construction is capitalized to properties under development. For the years ended December 31, 2014 and 2013, nil and nil were capitalized as properties under development, respectively.

2.11 Advertising expenses

Advertising costs are expensed as incurred, or the first time the advertising takes place, in accordance with ASC 720-35, Advertising Costs. For the years ended December 31, 2014 and 2013, the Company recorded advertising expenses of $47,187 and nil, respectively.

2.12 Income taxes

Current income taxes are provided for in accordance with the laws of the relevant taxing authorities. As part of the process of preparing financial statements, the Company is required to estimate its income taxes in each of the jurisdictions in which it operates. The Company accounts for income taxes using the liability method. Under this method, deferred income taxes are recognized for tax consequences in future years of differences between the tax bases of assets and liabilities and their reported amounts in the financial statements at each year-end and tax loss carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates applicable for the differences that are expected to affect taxable income.

The Company adopts a more likely than not threshold and a two-step approach for the tax position measurement and financial statement recognition. Under the two-step approach, the first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained, including resolution of related appeals or litigation process, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon settlement. As of December 31, 2014 and 2013, the Company did not have any uncertain tax position.

2.13 Land Appreciation Tax (“LAT”)

In accordance with the relevant taxation laws in the PRC, the Company is subject to LAT based on progressive rates ranging from 30% to 60% on the appreciation of land value, which is calculated as the proceeds of sales of properties less deductible expenditures, including borrowing costs and all property development expenditures. LAT is prepaid at 1% to 2% of the pre-sales proceeds each year as required by the local tax authorities, and is settled generally after the construction of the real estate project is completed and majority of the units are sold. The Company provides LAT as expensed when the related revenue is recognized based on estimate of the full amount of applicable LAT for the real estate projects in accordance with the requirements set forth in the relevant PRC laws and regulations. LAT would be included in income tax expense in the statements of operations and comprehensive income (loss).

2.14 Comprehensive income/(loss)

Comprehensive income/(loss) includes net income/(loss) and foreign currency adjustments. Comprehensive income/(loss) is reported in the statements of operations and comprehensive loss. Accumulated other comprehensive income, as presented on the balance sheets are the cumulative foreign currency translation adjustments.

F-9

Wuhan Yangtze River Newport Logistics Co., Ltd.

NOTES TO THE FINANCIAL STATEMENTS

2.15 Contingencies

In the normal course of business, the Company is subject to loss contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters, including, among others, government investigations and tax matters. In accordance with ASC No. 450 Sub topic 20, “Loss Contingencies”, the Company records accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated.

2.16 Recently issued accounting pronouncements

The FASB has issued Accounting Standards Update (ASU) No. 2015-10, Technical Corrections and Improvements. The amendments cover a wide range of Topics in the FASB Accounting Standards Codification™ (Codification). The amendments generally fall into one of the types of amendments listed below.

1. Amendments Related to Differences between Original Guidance and the Codification. These amendments arose because of differences between original guidance (e.g., FASB Statements, EITF Issues, and so forth) and the Codification. These amendments principally carry forward pre-Codification guidance or subsequent amendments into the Codification. Many times, either the writing style or phrasing of the original guidance did not directly translate into the Codification format and style. As a result, the meaning of the guidance might have been unintentionally altered. Alternatively, amendments in this section may relate to guidance that was codified without some text, references, or phrasing that, upon review, was deemed important to the guidance.

2. Guidance Clarification and Reference Corrections. These amendments provide clarification through updating wording, correcting references, or a combination of both. In most cases, the feedback suggested that, without these enhancements, guidance may be misapplied or misinterpreted.

3. Simplification. These amendments streamline or simplify the Codification through minor structural changes to headings or minor editing of text to improve the usefulness and understandability of the Codification.

4. Minor Improvements. These amendments improve the guidance and are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities.

The amendments represent changes to clarify the Codification, correct unintended application of guidance, or make minor improvements to the Codification that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities. In addition, some of the amendments will make the Codification easier to understand and easier to apply by eliminating inconsistencies, providing needed clarifications, and improving the presentation of guidance in the Codification. Transition guidance varies based on the amendments. The amendments that require transition guidance are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. Early adoption is permitted, including adoption in an interim period. All other amendments will be effective upon issuance.

F-10

Wuhan Yangtze River Newport Logistics Co., Ltd.

NOTES TO THE FINANCIAL STATEMENTS

3. Risks

(a) Liquidity risk

The Company is also exposed to liquidity risk which is risk that it is unable to provide sufficient capital resources and liquidity to meet its commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures.

(b)   Foreign currency risk

A majority of the Company’s operating activities and a significant portion of the Company’s assets and liabilities are denominated in RMB, which is not freely convertible into foreign currencies. All foreign exchange transactions take place either through the Peoples’ Bank of China (“PBOC”) or other authorized financial institutions at exchange rates quoted by PBOC. Approval of foreign currency payments by the PBOC or other regulatory institutions requires submitting a payment application form together with suppliers' invoices and signed contracts. The value of RMB is subject to changes in central government policies and to international economic and political developments affecting supply and demand in the China Foreign Exchange Trading System market.

(c) Concentration risk

For the years ended December 31, 2014 and 2013, two customers accounted for all of sales, respectively.

	December 31,
	2014	2013

Customer A	20%	77%
Customer B	80%	-
Customer C	-	23%
	100%	100%

For the years ended December 31, 2014 and 2013, products purchased from two suppliers accounted for all of product purchases, respectively.

	December 31,
	2014	2013

Wuhan Renhe Real Estate Co., Ltd	-	23%
Supplier A	19%	77%
Supplier B	81%	-
	100%	100%

4. OTHER assets and receivables

Other assets and receivables as of December 31, 2014 and 2013 consisted of:

	December 31,
	2014	2013

Deposits	$3,611	$3,631
Working capital borrowed by contractors	12,431	12,500
Individual income tax receivable	361	363
Staff allowance	72,346	60,196
Interest receivable	-	15,221
Excessive business tax and related urban construction and education surcharge	1,814,991	1,774,726
Excessive land appreciation tax	1,033,805	1,029,078
	$2,937,545	$2,895,715

Business tax and LAT are payable each year at 5% and 1% - 2% respectively of customer deposits received. The Company recognizes sales related business tax and LAT in the income statement to the extent that they are proportionate to the revenue recognized each period. Any excessive amounts of business and LAT liabilities recognized at period-end pursuant to tax laws and regulations over the amounts recognized in the income statement are capitalized in prepayments and will be expensed in subsequent periods.

F-11

Wuhan Yangtze River Newport Logistics Co., Ltd.

NOTES TO THE FINANCIAL STATEMENTS

5. REAL ESTATE PROPERTY COMPLETED

As of December 31, 2014 and December 31, 2013, the account balance of the real estate property completed is $33,025,319 and $32,929,835 respectively. The components were as follow:

	December 31,
	2014	2013
Properties completed
Wuhan Centre China Grand Steel Market
Costs of land use rights	$8,151,059	$8,196,133
Other development costs	24,874,260	24,733,702
	$33,025,319	$32,929,835

6. REAL ESTATE PROPERTIESAND LAND LOTS UNDER DEVELOPMENT

The components of real estate properties and land lots under development were as follows:

	December 31,
	2014	2013
Properties under development
Wuhan Centre China Grand Steel Market
Costs of land use rights	$9,830,445	$9,884,806
Other development costs	40,385,963	34,161,228

Land lots undeveloped	334,393,764	336,242,937
	$384,610,172	$380,288,971

As of December 31, 2014, the sole developing project is called Wuhan Centre China Grand Steel Market (Phase 1) Commercial Building in Wuhan Yangluo Economic Development Zone with approximately 222,496.6 square meters of total construction area. The Company has obtained certificates representing titles of the land use rights used for the development of the project.

Land use right with net book value of $44,061,341, including in real estate held for development and land lots undeveloped were pledged as collateral for the financial institution loan as at December 31, 2014. (See Note 10).

Land use right with net book value of $80,561,650, including in real estate held for development and land lots undeveloped were pledged as collateral for the loans of Renhe RE as at December 31, 2014. (See Note 14)

7. Property and Equipment

The Company’s property and equipment used to conduct day-to-day business are recorded at cost less accumulated depreciation. Depreciation expenses are calculated using straight-line method over the estimated useful life with 5% of estimated salvage value below:

	Useful life	December 31,
	years	2014	2013

Fixture, furniture and office equipment	5	$56,710	$49,107
Vehicles	5	605,642	545,611
Less: accumulated depreciation		(424,877)	(346,655)
Property and equipment, net		$237,475	$248,063

Depreciation expense totaled $80,133 and $102,328 for the years ended December 31, 2014 and 2013, respectively.

F-12

Wuhan Yangtze River Newport Logistics Co., Ltd.

NOTES TO THE FINANCIAL STATEMENTS

8. OTHER PAYABLES AND ACCRUED LIABILITIES

Other payables and accrued liabilities as of December 31, 2014 and 2013 consisted of:

	December 31,
	2014	2013

Salaries payable	$75,301	$11,539
Business tax and related urban construction and education surcharge	121	3,011
Deposits from contractors	177,351	178,331
Interest payable	2,250	-
Others	9,535	483
	$264,558	$193,364

9. REAL ESTATE PROPERTY REFUND AND COMPENSATION PAYABLe

During the years 2012 and 2011, the Company signed 443 binding agreements of sales of commercial offices of the project with floor area of 22,790 square meters to unrelated purchasers (the transactions or the real estate sales transactions). The Company received deposits and considerations from the purchasers as required by the agreements. The construction commenced in the 2010, which was originally expected to be delivered to customers in late of 2012. No revenue was recognized from the sales of the commercial offices due to the reason stated below.

Owing to commercial reasons, the Company decided to terminate the agreements made for the sale of the real estate properties in relation to the project of Wuhan Centre China Grand Market. According to the agreements of sales, the Company is obliged to compensate the purchaser at a rate equal to 6% per annum or 0.05% per day on the deposits paid. In the years ended December 31, 2014 and 2013, the Company incurred $1,547,428 and $1,351,278 compensation expenses which were included in general and administrative expenses.

As at December 5, 2015, 375 out of 443 agreements were cancelled, and no completed office (or real estate certificate) has been delivered to the purchaser. The Company is still in the progress of negotiating with the purchasers for the cancellation of the remaining agreements. The directors of the Company are of the opinion that almost all of the purchasers shall accept the cancellation. If, finally the purchaser insisted on the execution of the agreement, the Company will accept.

Real estate property refund and compensation payable represent the amount of customer deposits received and the compensation calculated in accordance with the provisions in the sales agreements. The payable consists of the followings:

	December 31,
	2014	2013

Property sales deposits	$21,297,363	$21,384,533
Compensation	3,861,495	2,326,940
	$25,158,858	$23,711,473

F-13

Wuhan Yangtze River Newport Logistics Co., Ltd.

NOTES TO THE FINANCIAL STATEMENTS

10. Loans payable

			December 31
Bank name	Interest rate	Term	2014	2013
China Rural Commercial Bank	Fixed annual rate of 6.00%	From January 24, 2013 to January 23, 2014	$-	$490,822
China Construction Bank	Fixed annual rate of 11.55%	From May 30, 2014 to May 29, 2020	47,185,161	-
			$47,185,161	$490,822

Interest expenses incurred on loans payable for the years ended December 31, 2014 and 2013 was $3,256,660and $27,525, respectively.

Land use right with net book value of $44,061,341, including in real estate held for development and land lots under development were pledged as collateral for the loan as at December 31, 2014.

The aggregate maturities of loans payable of each of years subsequent to December 31, 2014 are as follows:

2015	$6,508,298
2016	7,321,835
2017	8,948,910
2018	8,948,910
2019	10,575,984
2020	4,881,224
$47,185,161

The Company’s loan agreement with the bank contains certain financial covenants that require, among other things, maintenance of ratio of working capital; ratio of assets to liabilities; and ratio of contingent liability. Certain financial covenants have not been met as at December 31, 2014. The Company has not recorded a provision for this matter as management believes that any liability it may incur would not have a material adverse effect on its financial condition or its results of operations. The Company has fulfilled the requirements as at September 30, 2015.

On October 29, 2015, the Company has made supplemental loan agreement with the bank to adjust the timing of loans repayment.

11. Employee Retirement Benefit

The Company has made employee benefit contribution in accordance with Chinese relevant regulations, including retirement insurance, unemployment insurance, medical insurance, work injury insurance and birth insurance. The Company recorded the contribution in the salary and employee charges when incurred. The contributions made by the Company were $17,507 and $16,803 for the years ended December 31, 2014 and 2013, respectively.

12. paid-inCapital

The Company was established on December 30, 2005 with paid-in capital of $3,715,861 (RMB30, 000,000).

In June 2006, the Company increased its paid-in capital to $7,464,221 (RMB60,000,000) by contributions of $3,748,360 (RMB30,000,000) from existing owners for working capital purpose.

In February 2009, the Company increased its paid-in capital to $ 27,970,431 (RMB200,000,000) by contributions of $20,506,210 (RMB140,000,000) from both existing owners for working capital purpose.

F-14

Wuhan Yangtze River Newport Logistics Co., Ltd.

NOTES TO THE FINANCIAL STATEMENTS

13. INCOME TAXES

As stipulated by the Taxation Law of PRC, the Company is subject to PRC income tax rate of 25%.

Income tax expenses for the years ended December 31, 2014 and 2013 are summarized as follows:

	December 31,
	2014	2013

Current	$-	$-
Deferred tax benefit	1,402,421	427,378
	$1,402,421	$427,378

A reconciliation between taxes computed at the PRC statutory rate of 25% and the Company’s effective tax rate for the years ended December 31, 2014 and 2013 is as follows:

	December 31,
	2014	2013

At the PRC statutory rate of 25%	$1,414,879	$464,958
Non-deductible expenses	(12,458)	(37,580)
	$1,402,421	$427,378

The Company evaluates the level of authority for each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. For the years ended December 31, 2014 and 2013, the Company had no unrecognized tax benefits.

The Company does not anticipate any significant increase to its liability for unrecognized tax benefit within the next 12 months. The Company will classify interest and penalties related to income tax matters, if any, in income tax expense.

Deferred income taxes are recognized for tax consequences in future years of differences between the tax bases of assets and liabilities and their reported amounts in the financial statements at each year-end and tax loss carry forwards. The tax effects of temporary differences that give rise to the following approximate deferred tax assets and liabilities as of December 31, 2014 and 2013 are presented below.

	December 31,
	2014	2013
Deferred tax assets
Operating loss carry forward	$2,420,449	$1,023,726
	$2,420,449	$1,023,726

The Company had net operating losses carry forward of $917,151 as of December 31, 2014 which will expire in the years ending December 31, 2018 and 2019.

F-15

Wuhan Yangtze River Newport Logistics Co., Ltd.

NOTES TO THE FINANCIAL STATEMENTS

14. Related Party Transactions

14.1	Nature of relationships with related parties

Name	Relationships with the Company
Wuhan Renhe Group Co., Ltd (“Wuhan Renhe”)	Soleowner
Wuhan Renhe Real Estate Co., Ltd. (“Renhe RE”)	Mr Wang Geng, the director of the Company, holds 100% of Renhe RE

14.2 Related party transactions

Loans from Wuhan Renhe were $322,388,060 and $366,755,923 as at December 31, 2014 and 2013, respectively. The amount is unsecured, interest free and does not have a fixed repayment date.

A summary of changes in the amount due to the owner or Wuhan Renhe is as follows:

	December 31,
	2014	2013

At beginning of year	$366,755,923	$347,972,366
Advances from an owner	4,834,513	7,501,587
Repayment to an owner	(47,187,464)	-
Exchange difference adjustment	(2,014,912)	11,281,970
At end of year	$322,388,060	$366,755,923

Purchases from Renhe RE for the construction of real estate properties are nil and $878,449 for the years ended December 31, 2014 and 2013 respectively.

Purchases from Renhe RE for the trading of steel are nil and $687,294 for the years ended December 31, 2014 and 2013 respectively.

Land use right with net book value of $80,561,650, including in real estate held for development and land lots under development were pledged as collateral for the loans of Renhe RE of $56,378,132 as at December 31, 2014.

There is no outstanding balance for the transaction between Renhe RE and the Company as at December 31, 2014 and 2013.

15. Concentration of Credit Risks

As of December 31, 2014 and2013, the Company held cash of $56,366 and $1,063,733, respectively that is uninsured by the government authority. To limit exposure to credit risk relating to deposits, the Company primarily places cash deposits only with large financial institutions in the PRC with acceptable credit ratings.

The Company’s operations are carried out in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC as well as by the general state of the PRC’s economy. The business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

No customer accounted for more than 10% of total accounts receivable as of December 31, 2014 and 2013.

F-16

Wuhan Yangtze River Newport Logistics Co., Ltd.

NOTES TO THE FINANCIAL STATEMENTS

16. Commitments and Contingencies

Operating lease

The Company did not have any operating lease as at December 31, 2014.

Legal proceeding

There has been no legal proceeding in which the Company is a party for the year ended December 31, 2014.

17. Subsequent Event

The management evaluated all events subsequent to the balance sheet date through the date the financial statements were available to be issued. Except for the followings, there are no significant matters to make material adjustments or disclosure in the financial statements.

On July 13, 2015, Wuhan Renhe. transferred all of the equity interests of the Company to Ricofeliz Capital (HK) Limited, a company incorporated in Hong Kong. (See Note 1)

As at December 31, 2014 the amount due to the sole owner or Wuhan Renhe was $322,388,060. On June 30, 2015, Wuhan Renhe forgave a total amount of $285,413,074 with the Company. The Company has credited the amount of $285,413,074 to additional paid-in capital in the owner’s equity. The remaining outstanding balance of the amount due to Wuhan Renhe as of September 30, 2015 was $31,129,737.

F-17

TABLE OF CONTENTS

Pages
Balance Sheets as of September 30, 2015 and December 31, 2014	F-19
Statements of Operations and Comprehensive Loss for the Nine Months ended September 30, 2015 and 2014	F-20
Statements of Changes in Owners’ Equity for Nine Months ended September 30, 2015 and for the Year ended December 31, 2014	F-21
Statements of Cash Flows for Nine Months ended September 30, 2015 and 2014	F-22
Notes to the Financial Statements	F-23–F-34

Wuhan Yangtze River Newport Logistics Co., Ltd.

Balance Sheets

	September 30, 2015	December 31, 2014
	(Unaudited)
ASSETS
Cash and cash equivalents	$2,115	$56,366
Other assets and receivables	2,767,014	2,937,545
Real estate property completed	31,959,758	33,025,319
Real estate properties and land lots under development	372,371,627	384,610,172
Property and equipment, net	169,517	237,475
Deferred tax assets	3,689,411	2,420,449
Total Assets	$410,959,442	$423,287,326

LIABILITIES AND OWNERS’EQUITY
Liabilities
Accounts payable	$5,637,684	$5,837,471
Due to an owner	31,129,737	322,388,060
Due to a director	20,428	-
Other taxes payable	-	28,203
Other payables and accrued liabilities	349,744	264,558
Real estate property refund and compensation payable	25,408,033	25,158,858
Loans payable	45,413,118	47,185,161
Total liabilities	$107,958,744	$400,862,311

Owners’ equity
Paid-in capital	$27,970,431	$27,970,431
Additional paid-in capital	285,413,074	-
Accumulated losses	(14,076,505)	(9,881,148)
Accumulated other comprehensive income	3,693,698	4,335,732
Total Owners’ Equity	$303,000,698	22,425,015
Total Liabilities and Owners’ Equity	$410,959,442	$423,287,326

See notes to the financial statements

F-19

Wuhan Yangtze River Newport Logistics Co., Ltd.

Statements of OPERATIONS and Comprehensive LOSS

	For the Nine Months Ended September 30,
	2015	2014
	(Unaudited)	(Unaudited)

Revenue	$-	$3,457,001
Cost of revenue	-	3,692,401
Gross loss	-	(235,400)

Operating expenses
Selling expenses	8,006	40,664
General and administrative expenses	1,469,717	1,568,450
Total operating expenses	1,477,723	1,609,114

Loss from operations	(1,477,723)	(1,844,514)

Other income/(expenses)
Other expenses	(3,110)	-
Interest income	33	11,053
Interest expenses	(4,108,028)	(1,863,147)
Total other expenses	(4,111,105)	(1,852,094)

Loss before income taxes	(5,588,828)	(3,696,608)
Income taxes benefit	1,393,471	913,749
Net loss	$(4,195,357)	$(2,782,859)

Other comprehensive loss
Foreign currency translation adjustments	(642,034)	(182,234)
Comprehensive loss	$(4,837,391)	$(2,965,093)

See notes to the financial statements

F-20

Wuhan Yangtze River Newport Logistics Co. Ltd.

Statements of CHANGES IN OWNERS’Equity

	Paid-in capital	Additional paid-in capital	Accumulated losses	Accumulated other comprehensive income	Total

Balance as of January 1, 2014	$27,970,431	$-	$(5,624,052)	$4,483,073	$26,829,452
Net loss for the year	-	-	(4,257,096)	-	(4,257,096)
Foreign currency translation adjustment	-	-	-	(147,341)	(147,341)
Balance as of December 31, 2014	$27,970,431	$-	$(9,881,148)	$4,335,732	$22,425,015

Forgiveness of a loan from an owner	-	285,413,074	-	-	285,413,074
Net loss for the period	-	-	(4,195,357)	-	(4,195,357)
Foreign currency translation adjustment	-	-	-	(642,034)	(642,034)
Balance as of September 30, 2015 (Unaudited)	$27,970,431	$285,413,074	$(14,076,505)	$3,693,698	$303,000,698

See notes to the financial statements

F-21

Wuhan Yangtze River Newport Logistics Co., Ltd.

Statements of Cash Flows

	For the Nine months Ended September 30,
	2015	2014
	(Unaudited)	(Unaudited)
Cash Flows from Operating Activities:
Net loss	$(4,195,357)	$(2,782,859)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	79,772	80,103
Loss on disposal of property and equipment	3,110	-
Deferred tax benefit	(1,393,471)	(913,749)
Changes in operating assets and liabilities:
Prepayments	-	884,060
Other assets and receivables	72,151	(59,775)
Real estate property completed	(66,720)	(276,492)
Real estate properties and land lots under development	(953,177)	(7,886,143)
Accounts payable	-	6,218,062
Other taxes payable	(28,077)	-
Other payables and accrued liabilities	97,146	7,729
Real estate property refund and compensation payables	1,144,456	1,189,428
Net Cash Used In Operating Activities	(5,240,167)	(3,539,636)

Cash Flows from Investing Activities:
Purchase of property and equipment	(21,337)	(91,811)
Proceeds from disposal of property and equipment	130	-
Net Cash Used In Investing Activities	(21,207)	(91,811)

Cash Flows from Financing Activities:
Proceeds from financial institution loans	-	47,169,811
Repayment of financial institution loans	(161,983)	(487,964)
Advances from an owner	5,348,364	3,067,035
Repayment to an owner	-	(47,169,811)
Advances from a director	21,058	-
Net Cash Provided By Financing Activities	5,207,439	2,579,071

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(316)	(6,198)

Net Decrease In Cash and Cash Equivalents	(54,251)	(1,058,574)
Cash and Cash Equivalents at Beginning of Period	56,366	1,063,733
Cash and Cash Equivalents at End of Period	$2,115	$5,159

Supplemental Cash Flow Information
Cash paid for interest expense	$4,108,028	$1,863,147
Cash paid for income tax	$-	$-

Major Non-Cash Transaction
Forgiveness of loans from an owner	$285,413,074	$-

See notes to the financial statements

F-22

Wuhan Yangtze River Newport Logistics Co., Ltd.

NOTES TO THE FINANCIAL STATEMENTS

September 30, 2015 and 2014

1. ORGANIZATION AND PRINCIPAL ACTIVITIES

Wuhan Yangtze River Newport Logistics Co., Ltd.(“the Company” and formerly known as Wuhan Huazhong Steel Trading Center Co., Ltd) is a company established under the laws of the People's Republic of China (“PRC”) on December 30, 2005. During the nine months ended September 30, 2015 and 2014, the Company was engaged in the trading of steel, and development and sales of commercial real estate properties in Wuhan city, Hubei province, People’s Republic of China (“China”, or the “PRC”).Since 2015, The Company has changed the business to involve in the port development and other logistics and transportation-related business.

The Company was a wholly owned subsidiary of Wuhan Renhe Group Co., Ltd., a company incorporated in the PRCas at September 23, 2002. On July 13, 2015, Wuhan Renhe Group Co., Ltd.(the “Wuhan Renhe”) transferred all of the equity interests of the Company to Ricofeliz Capital (HK) Limited (the “Ricofeliz”), a company incorporated in Hong Kong on March 25, 2015 for RMB 186 million (about $30 million). Ricofeliz was incorporated by Energetic Mind Limited (the “Energetic Mind”), a company incorporated in British Virgin Island (“BVI).Energetic was incorporated by Mr. Liu Xiangyao on January 2, 2015, and was subsequently purchased by various companies incorporated in BVI or the United States of America (“USA”),among whom Jasper Lake Holdings Limited (the “Jasper”) became its 64% owner. Jasper was is 100% owned by Mr. Liu Xiangyao, a Hong Kong citizen. In the opinion of the directors of the Company, the ultimate holding company of the Company is Jasper Lake Holdings Limited, which is incorporated in British Virgin Islands on July 3, 2015.

On June 30, 2015, Wuhan Renhe forgave a total amount of $285,413,074 with the Company. The Company has credited the amount of $285,413,074 to additional paid-in capital in the owner’s equity. The remaining outstanding balance of the amount due to Wuhan Renhe as of September 30, 2015 was $31,129,737.

2. Summary of Significant Accounting Policies

2.1 Basis of presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”).

The balance sheets are presented unclassified because the time required to complete real estate projects and the Company’s working capital considerations usually stretch for more than one-year period.

As shown in the accompanying financial statements, the Company has incurred recurring losses from operations. The factor raises substantial doubt about the Company’s ability to continue as a going concern. Management has changed its principal business to the port development and other logistics and transportation-related business. Management believes the new business will contribute toward achieving profitability. The management plans to raise necessary working capital by equity financing and the ultimate owners would provide any capital shortfall. There are no assurances that the Company will be successful in achieving these goals. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

2.2 Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. On an ongoing basis, management reviews these estimates using the currently available information. Changes in facts and circumstances may cause the Company to revise its estimates. Significant accounting estimates reflected in the financial statements include: (i) the allowance for doubtful debts; (ii) accrual of estimated liabilities; and (iii) contingencies; (iv) deferred tax assets; (v) impairment of long-lived assets; (vi) useful lives of property plant and equipment; and (vii) real estate property refunds and compensation payables.

F-23

Wuhan Yangtze River Newport Logistics Co., Ltd.

NOTES TO THE FINANCIAL STATEMENTS

2.3 Cash and cash equivalents

Cash and cash equivalents consist of cash and bank deposits with original maturities of three months or less, which are unrestricted as to withdrawal and use the Company maintains accounts at banks and has not experienced any losses from such concentrations.

2.4 Property and equipment

The property and equipment are stated at cost less accumulated depreciation. The depreciation is computed on a straight-line method over the estimated useful lives of the assets with 5% salvage value. Estimated useful lives of property and equipment are stated in Note 7.

The Company eliminates the cost and related accumulated depreciation of assets sold or otherwise retired from the accounts and includes any gain or loss in the statement of income. The Company charges maintenance, repairs and minor renewals directly to expenses as incurred; major additions and betterment to equipment are capitalized.

2.5 Impairment of long-lived assets

The Company applies the provisions of ASC No. 360 Sub topic 10, "Impairment or Disposal of Long-Lived Assets"(ASC 360- 10) issued by the Financial Accounting Standards Board ("FASB"). ASC 360-10 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value.

The Company tests long-lived assets, including property and equipment and finite lived intangible assets, for impairment at least annually or more frequently upon the occurrence of an event or when circumstances indicate that the net carrying amount is greater than its fair value. Assets are grouped and evaluated at the lowest level for their identifiable cash flows that are largely independent of the cash flows of other groups of assets. The Company considers historical performance and future estimated results in its evaluation of potential impairment and then compares the carrying amount of the asset to the future estimated cash flows expected to result from the use of the asset. If the carrying amount of the asset exceeds estimated expected undiscounted future cash flows, the Company measures the amount of impairment by comparing the carrying amount of the asset to its fair value. The estimation of fair value is generally measured by discounting expected future cash flows as the rate the Company utilizes to evaluate potential investments. The Company estimates fair value based on the information available in making whatever estimates, judgments and projections are considered necessary. There were no impairment losses in the nine months ended September 30, 2015 and 2014.

2.6 Fair values of financial instruments

ASC Topic 825, Financial Instruments (“Topic 825”) requires disclosure of fair value information of financial instruments, whether or not recognized in the balance sheets, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. Topic 825 excludes certain financial instruments and all nonfinancial assets and liabilities from its disclosure requirements. Accordingly, the aggregate fair value amounts do not represent the underlying value of the Company.

Level 1	inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
Level 2	inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.
Level 3	inputs to the valuation methodology are unobservable and significant to the fair value.

As of September 30, 2015 and 2014, financial instruments of the Company primarily comprise of cash, accrued interest receivables, other receivables, short-term bank loans, deposits payables and accrued expenses, which were carried at cost on the balance sheets, and carrying amounts approximated their fair values because of their generally short maturities.

F-24

Wuhan Yangtze River Newport Logistics Co., Ltd.

NOTES TO THE FINANCIAL STATEMENTS

2.7 Foreign currency translation and transactions

The Company’s financial statements are presented in the U.S. dollar (US$), which is the Company’s reporting currency. The Company uses Renminbi Yuan (“RMB”) as its functional currency. Transactions in foreign currencies are initially recorded at the functional currency rate ruling at the date of transaction. Any differences between the initially recorded amount and the settlement amount are recorded as a gain or loss on foreign currency transaction in the statements of operations.

In accordance with ASC 830, Foreign Currency Matters, the Company translated the assets and liabilities into US$ using the rate of exchange prevailing at the applicable balance sheet date and the statements of operations and cash flows are translated at an average rate during the reporting period.  Adjustments resulting from the translation are recorded in owners’ equity as part of accumulated other comprehensive income.

	September 30, 2015	December 31, 2014
Balance sheet items, except for equity accounts	6.3638	6.1460

	For the Nine Months Ended September 30,
	2015	2014
Items in the statements of operations and comprehensive income, and statements of cash flows	6.1735	6.1480

2.8 Revenue recognition

The Company recognizes revenue from steel trading when persuasive evidence of an arrangement exists,delivery has occurred, the price is fixed or determinable and collection is reasonably assured.

Real estate sales are reported in accordance with the provisions of ASC 360-20, Property, Plant and Equipment, Real Estate Sales.

Revenue from the sales of completed properties and properties where the construction period is twelve months or less is recognized by the full accrual method when (a) sale is consummated; (b) the buyer’s initial and continuing involvements are adequate to demonstrate a commitment to pay for the property; (c) the receivable is not subject to future subordination; (d) the Company has transferred to the buyer the usual risks and rewards of ownership in a transaction that is in substance a sale and does not have a substantial continuing involvement with the property. A sale is not considered consummated until (a) the parties are bound by the terms of a contract or agreement, (b) all consideration has been exchanged, (c) any permanent financing for which the seller is responsible has been arranged, (d) all conditions precedent to closing have been performed. Fair value of buyer’s payments to be received in future periods pursuant to sales contract is classified under accounts receivable. Sales transactions not meeting all the conditions of the full accrual method are accounted for using the deposit method of accounting. Under the deposit method, all costs are capitalized as incurred, and payments received from the buyer are recorded as a deposit liability.

Revenue and profit from the sale of development properties where the construction period is more than twelve months is recognized by the percentage-of-completion method on the sale of individual units when the following conditions are met: (a)construction is beyond a preliminary stage; (b) the buyer is committed to the extent of being unable to require a refund except for non-delivery of the unit; (c) sufficient units have already been sold to assure that the entire property will not revert to rental property; (d) sales prices are collectible and (e) aggregate sales proceeds and costs can be reasonably estimated. If any of these criteria are not met, proceeds are accounted for as deposits until the criteria are met and/or the sale consummated.

As of September 30, 2015, the Company has not generated any revenue from the sales of real estate property.

F-25

Wuhan Yangtze River Newport Logistics Co., Ltd.

NOTES TO THE FINANCIAL STATEMENTS

2.9 Real estate capitalization and cost allocation

Real estate property completed and real estate properties and land lots under development consist of commercial units under construction and units completed. Properties under development or completed are stated at cost or estimated net realizable value, whichever is lower. Costs include costs of land use rights, direct development costs, interest on indebtedness, construction overhead and indirect project costs. The Company acquires land use rights with lease terms of 40 years through government sale transaction. Land use rights are divided and transferred to customers after the Company delivers properties. The Company capitalizes payments for obtaining the land use rights, and allocates to specific units within a project based on units’ gross floor area. Costs of land use rights for the purpose of property development are not amortized. Other costs are allocated to units within a project based on the ratio of the sales value of units to the estimated total sales value.

2.10 Capitalization of interest

In accordance with ASC 360, Property, Plant and Equipment, interest incurred during construction is capitalized to properties under development. For the nine months ended September 30, 2015 and 2014, nil and nil were capitalized as properties under development, respectively.

2.11 Advertising expenses

Advertising costs are expensed as incurred, or the first time the advertising takes place, in accordance with ASC 720-35, Advertising Costs. For the nine months ended September 30, 2015 and 2014, the Company recorded advertising expenses of $8,006 and nil, respectively.

2.12 Income taxes

Current income taxes are provided for in accordance with the laws of the relevant taxing authorities. As part of the process of preparing financial statements, the Company is required to estimate its income taxes in each of the jurisdictions in which it operates. The Company accounts for income taxes using the liability method. Under this method, deferred income taxes are recognized for tax consequences in future years of differences between the tax bases of assets and liabilities and their reported amounts in the financial statements at each year-end and tax loss carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates applicable for the differences that are expected to affect taxable income.

The Company adopts a more likely than not threshold and a two-step approach for the tax position measurement and financial statement recognition. Under the two-step approach, the first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained, including resolution of related appeals or litigation process, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon settlement. As of September 30, 2015 and 2014, the Company did not have any uncertain tax position.

2.13 Land Appreciation Tax (“LAT”)

In accordance with the relevant taxation laws in the PRC, the Company is subject to LAT based on progressive rates ranging from30% to 60% on the appreciation of land value, which is calculated as the proceeds of sales of properties less deductible expenditures, including borrowing costs and all property development expenditures. LAT is prepaid at 1% to 2% of the pre-sales proceeds each year as required by the local tax authorities, and is settled generally after the construction of the real estate project is completed and majority of the units are sold. The Company provides LAT as expensed when the related revenue is recognized based on estimate of the full amount of applicable LAT for the real estate projects in accordance with the requirements set forth in the relevant PRC laws and regulations. LAT would be included in income tax expense in the statements of operations and comprehensive income (loss).

2.14 Comprehensive income/(loss)

Comprehensive income/(loss) includes net income/(loss) and foreign currency adjustments. Comprehensive income/(loss) is reported in the statements of operations and comprehensive loss. Accumulated other comprehensive income, as presented on the balance sheets are the cumulative foreign currency translation adjustments.

F-26

Wuhan Yangtze River Newport Logistics Co., Ltd.

NOTES TO THE FINANCIAL STATEMENTS

2.15 Contingencies

In the normal course of business, the Company is subject to loss contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters, including, among others, government investigations and tax matters. In accordance with ASC No. 450 Sub topic 20, “Loss Contingencies”, the Company records accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated.

2.16 Recently issued accounting pronouncements

The FASB has issued Accounting Standards Update (ASU) No. 2015-10, Technical Corrections and Improvements. The amendments cover a wide range of Topics in the FASB Accounting Standards Codification™ (Codification). The amendments generally fall into one of the types of amendments listed below.

1. Amendments Related to Differences between Original Guidance and the Codification. These amendments arose because of differences between original guidance (e.g., FASB Statements, EITF Issues, and so forth) and the Codification. These amendments principally carry forward pre-Codification guidance or subsequent amendments into the Codification. Many times, either the writing style or phrasing of the original guidance did not directly translate into the Codification format and style. As a result, the meaning of the guidance might have been unintentionally altered. Alternatively, amendments in this section may relate to guidance that was codified without some text, references, or phrasing that, upon review, was deemed important to the guidance.

2. Guidance Clarification and Reference Corrections. These amendments provide clarification through updating wording, correcting references, or a combination of both. In most cases, the feedback suggested that, without these enhancements, guidance may be misapplied or misinterpreted.

3. Simplification. These amendments streamline or simplify the Codification through minor structural changes to headings or minor editing of text to improve the usefulness and understandability of the Codification.

4. Minor Improvements. These amendments improve the guidance and are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities.

The amendments represent changes to clarify the Codification, correct unintended application of guidance, or make minor improvements to the Codification that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities. In addition, some of the amendments will make the Codification easier to understand and easier to apply by eliminating inconsistencies, providing needed clarifications, and improving the presentation of guidance in the Codification. Transition guidance varies based on the amendments. The amendments that require transition guidance are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. Early adoption is permitted, including adoption in an interim period. All other amendments will be effective upon issuance.

F-27

Wuhan Yangtze River Newport Logistics Co., Ltd.

NOTES TO THE FINANCIAL STATEMENTS

3. Risks

(a) Liquidity risk

The Company is also exposed to liquidity risk which is risk that it is unable to provide sufficient capital resources and liquidity to meet its commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures.

(b)   Foreign currency risk

A majority of the Company’s operating activities and a significant portion of the Company’s assets and liabilities are denominated in RMB, which is not freely convertible into foreign currencies. All foreign exchange transactions take place either through the Peoples’ Bank of China (“PBOC”) or other authorized financial institutions at exchange rates quoted by PBOC. Approval of foreign currency payments by the PBOC or other regulatory institutions requires submitting a payment application form together with suppliers' invoices and signed contracts. The value of RMB is subject to changes in central government policies and to international economic and political developments affecting supply and demand in the China Foreign Exchange Trading System market.

(c) Concentration risk

For the nine months ended September 30, 2014, two customers accounted for all of sales, respectively.

	September 30,
	2015	2014
	(Unaudited)	(Unaudited)
Customer A	-	20%
Customer B	-	80%
	-	100%

For the nine months ended September 30 and 2014, products purchased from two suppliers accounted for all of product purchases, respectively.

	September 30,
	2015	2014
	(Unaudited)	(Unaudited)
Supplier A	-	19%
Supplier B	-	81%
	-	100%

4. OTHER assets and receivables

Other assets and receivables as of September 30, 2015 and 2014 consisted of:

	September 30, 2015	December 31, 2014
	(Unaudited)
Deposits	$864	$3,611
Working capital borrowed by contractors	-	12,431
Individual income tax receivable	-	361
Staff allowance	-	72,346
Excessive business tax and related urban construction and education surcharge	1,760,898	1,814,991
Excessive land appreciation tax	1,005,252	1,033,805
	$2,767,014	$2,937,545

Business tax and LAT are payable each year at 5% and 1% - 2% respectively of customer deposits received. The Company recognizes sales related business tax and LAT in the income statement to the extent that they are proportionate to the revenue recognized each period. Any excessive amounts of business and LAT liabilities recognized at period-end pursuant to tax laws and regulations over the amounts recognized in the income statement are capitalized in prepayments and will be expensed in subsequent periods.

F-28

Wuhan Yangtze River Newport Logistics Co., Ltd.

NOTES TO THE FINANCIAL STATEMENTS

5. REAL ESTATE PROPERTY COMPLETED

As of September 30, 2015 and December 31,2014, the account balance of the real estate property completed is $ 31,959,758 and $33,025,319 respectively. The components were as follow:

	September 30, 2015	December 31, 2014
	(Unaudited)
Properties completed
Wuhan Centre China Grand Steel Market
Costs of land use rights	$7,872,090	$8,151,059
Other development costs	24,087,668	24,874,260
	$31,959,758	$33,025,319

6. REAL ESTATE PROPERTIESAND LAND LOTS UNDER DEVELOPMENT

The components of real estate properties and land lots under development were as follows:

	September 30, 2015	December 31, 2014
	(Unaudited)
Properties under development
Wuhan Centre China Grand Steel Market
Costs of land use rights	$9,493,999	$9,830,445
Other development costs	39,928,435	40,385,963

Land lots undeveloped	322,949,193	334,393,764
	$372,371,627	$384,610,172

As of September 30, 2015, the sole developing project is called Wuhan Centre China Grand Steel Market (Phase 1) Commercial Building in Wuhan Yangluo Economic Development Zone with approximately 222,496.6 square meters of total construction area. The Company has obtained certificates representing titles of the land use rights used for the development of the project.

Land use right with net book value of $42,553,349, including in real estate held for development and land lots undeveloped were pledged as collateral for the financial institution loan as at September 30, 2015. (See Note 10).

Land use right with net book value of $80,561,650, including in real estate held for development and land lots undeveloped were pledged as collateral for the loans of Renhe RE as at December 31, 2014 (See Note 14). The pledged was terminated in September 2015.

7. Property and Equipment

The Company’s property and equipment used to conduct day-to-day business are recorded at cost less accumulated depreciation. Depreciation expenses are calculated using straight-line method over the estimated useful life with 5% of estimated salvage value below:

	Useful life years	September 30, 2015	December 31, 2014
		(Unaudited)
Fixture, furniture and office equipment	5	$55,162	$56,710
Vehicles	5	553,487	605,642
Less: accumulated depreciation		(439,132)	(424,877)
Property and equipment, net		$169,517	$237,475

Depreciation expense totaled $79,772 and $80,103 for the nine months ended September 30, 2015 and 2014, respectively.

F-29

Wuhan Yangtze River Newport Logistics Co., Ltd.

NOTES TO THE FINANCIAL STATEMENTS

8. OTHER PAYABLES AND ACCRUED LIABILITIES

Other payables and accrued liabilities as of September 30, 2015 and December 31, 2014 consisted of:

	September 30, 2015	December 31, 2014
	(Unaudited)
Salaries payable	$168,349	$75,301
Business tax and related urban construction and education surcharge	905	121
Deposits from contractors	171,281	177,351
Interest payable	-	2,250
Others	9,209	9,535
	$349,744	$264,558

9. REAL ESTATE PROPERTY REFUND AND COMPENSATION PAYABLe

During the years 2012 and 2011, the Company signed 443 binding agreements of sales of commercial offices of the project with floor area of 22,790 square meters to unrelated purchasers (the transactions or the real estate sales transactions). The Company received deposits and considerations from the purchasers as required by the agreements. The construction commenced in the 2010, which was originally expected to be delivered to customers in late of 2012. No revenue was recognized from the sales of the commercial offices due to the reason stated below.

Owing to commercial reasons, the Company decided to terminate the agreements made for the sale of the real estate properties in relation to the project of Wuhan Centre China Grand Market. According to the agreements of sales, the Company is obliged to compensate the purchaser at a rate equal to 6% per annum or 0.05% per day on the deposits paid. In the nine months ended September 30, 2015 and 2014, the Company incurred $1,155,571 and $1,159,004 compensation expenses which were included in general and administrative expenses.

As at December 5, 2015, 375 out of 443 agreements were cancelled, and no completed office (or real estate certificate) has been delivered to the purchaser. The Company is still in the progress of negotiating with the purchasers for the cancellation of the remaining agreements. The directors of the Company are of the opinion that almost all of the purchasers shall accept the cancellation. If, finally the purchaser insisted on the execution of the agreement, the Company will accept.

Real estate property refund and compensation payable represent the amount of customer deposits received and the compensation calculated in accordance with the provisions in the sales agreements. The payable consists of the followings:

	September 30, 2015	December 31, 2014
	(Unaudited)
Property sales deposits	$20,557,681	$21,297,363
Compensation	4,850,352	3,861,495
	$25,408,033	$25,158,858

F-30

Wuhan Yangtze River Newport Logistics Co., Ltd.

NOTES TO THE FINANCIAL STATEMENTS

10. Loans payable

Bank name	Interest rate	Term	September 30, 2015	December 31, 2014
			(Unaudited)
China Construction Bank	Fixed annual rate of 11.55%	From May 30, 2015 to May 29, 2020	$45,413,118	$47,185,161
			$45,413,118	$47,185,161

Interest expenses incurred on loans payable for the nine months ended September 30, 2015 and 2014 was $4,108,028and $1,863,147, respectively.

Land use right with net book value of $42,553,349, including in real estate held for development and land lots under development were pledged as collateral for the loan as at September 30, 2015.

The aggregate maturities of loans payable of each of years subsequent to September 30, 2015 are as follows:

(Unaudited)
2016	$10,842,578
2017	7,856,941
2018	8,642,635
2019	8,642,635
2020	9,428,329
$45,413,118

The Company’s loan agreement with the bank contains certain financial covenants that require, among other things, maintenance of ratio of working capital; ratio of assets to liabilities; and ratio of contingent liability. Certain financial covenants have not been met as at December 31, 2014. The Company has not recorded a provision for this matter as management believes that any liability it may incur would not have a material adverse effect on its financial condition or its results of operations. The Company has fulfilled the requirements as at September 30, 2015.

On October 29, 2015, the Company has made supplemental loan agreement with the bank to adjust the timing of loans repayment.

11. Employee Retirement Benefit

The Company has made employee benefit contribution in accordance with Chinese relevant regulations, including retirement insurance, unemployment insurance, medical insurance, work injury insurance and birth insurance. The Company recorded the contribution in the salary and employee charges when incurred. The contributions made by the Company were $9,682 and $13,273 for the nine months ended September 30, 2015 and 2014, respectively.

12. paid-inCapital

The Company was established on December 30, 2005 with paid-in capital of $3,715,861 (RMB30, 000,000).

In June 2006, the Company increased its paid-in capital to $7,464,221 (RMB60,000,000) by contributions of $3,748,360 (RMB30,000,000) from existing owners for working capital purpose.

In February 2009, the Company increased its paid-in capital to $ 27,970,431 (RMB200,000,000) by contributions of $20,506,210 (RMB140,000,000) from both existing owners for working capital purpose.

F-31

Wuhan Yangtze River Newport Logistics Co., Ltd.

NOTES TO THE FINANCIAL STATEMENTS

13. INCOME TAXES

As stipulated by the Taxation Law of PRC, the Company is subject to PRC income tax rate of 25%.

Income tax expenses for the nine months ended September 30, 2015 and 2014 are summarized as follows:

	September 30,
	2015	2014
	(Unaudited)	(Unaudited)
Current	$-	$-
Deferred tax benefit	1,393,471	913,749
	$1,393,471	$913,749

A reconciliation between taxes computed at the PRC statutory rate of 25% and the Company’s effective tax rate for the nine months ended September 30, 2015 and 2014 is as follows:

	September 30,
	2015	2014
	(Unaudited)	(Unaudited)
At the PRC statutory rate of 25%	$1,397,207	$924,152
Non-deductible expenses	(3,736)	(10,403)
	$1,393,471	$913,749

The Company evaluates the level of authority for each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. For the nine months ended September 30, 2015 and 2014, the Company had no unrecognized tax benefits.

The Company does not anticipate any significant increase to its liability for unrecognized tax benefit within the next 12 months. The Company will classify interest and penalties related to income tax matters, if any, in income tax expense.

Deferred income taxes are recognized for tax consequences in future years of differences between the tax bases of assets and liabilities and their reported amounts in the financial statements at each year-end and tax loss carry forwards. The tax effects of temporary differences that give rise to the following approximate deferred tax assets and liabilities as of September 30, 2015 and 2014 are presented below.

	September 30, 2015	December 31, 2014
Deferred tax assets	(Unaudited)
Operating loss carry forward	$3,689,411	$2,420,449
	$3,689,411	$2,420,449

The Company had net operating losses carry forward of $1,143,371 as of September 30, 2015 which will expire in the years ending September 30, 2018, 2019 and 2020.

F-32

Wuhan Yangtze River Newport Logistics Co., Ltd.

NOTES TO THE FINANCIAL STATEMENTS

14. Related Party Transactions

14.1 Nature of relationships with related parties

Name	Relationships with the Company
Wuhan Renhe Group Co., Ltd (“Wuhan Renhe”)	Sole owner
Wuhan Renhe Real Estate Co., Ltd. (“Renhe RE”)	Mr Wang Geng, the director of the Company, holds 100% of Renhe RE
Zhao Weibin	Director

14.2 Related party transactions

Loans from Wuhan Renhewere$31,129,737and $322,388,060as at September 30, 2015 and December 31, 2014, respectively. The amount is unsecured, interest free and does not have a fixed repayment date.

A summary of changes in the amount due to the owner or Wuhan Renhe is as follows:

	September 30, 2015	December 31, 2014
	(Unaudited)
At beginning of period	$322,388,060	$366,755,923
Advances from an owner	5,348,364	4,834,513
Repayment to an owner	-	(47,187,464)
Forgiveness of loan	(285,413,074)	-
Exchange difference adjustment	(11,193,613)	(2,014,912)
At end of period	$31,129,737	$322,388,060

Loans from Zhao Weibin were $20,428 and nil as at September 30, 2015 and December 31, 2014, respectively. The amount is unsecured, interest free and does not have a fixed repayment date.

A summary of changes in the amount due to the director or Zhao Weibin is as follows:

	September 30, 2015	December 31, 2014
	(Unaudited)
At beginning of period	$-	$-
Advances from a director	20,428	-
At end of period	$20,428	$-

Land use right with net book value of $80,561,650, including in real estate held for development and land lots under development were pledged as collateral for the loans of Renhe RE of $56,378,132 as at December 31, 2014. The pledged was terminated in September 2015.

There is no outstanding balance for the transaction between Renhe RE and the Company as at September 30, 2015 and 2014.

F-33

Wuhan Yangtze River Newport Logistics Co., Ltd.

NOTES TO THE FINANCIAL STATEMENTS

14. Concentration of Credit Risks

As of September 30, 2015 and December 31, 2014, the Company held cash of $2,115 and $56,366, respectively that is uninsured by the government authority. To limit exposure to credit risk relating to deposits, the Company primarily places cash deposits only with large financial institutions in the PRC with acceptable credit ratings.

The Company’s operations are carried out in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC as well as by the general state of the PRC’s economy. The business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

No customer accounted for more than 10% of total accounts receivable as of September 30, 2015 and December 31, 2014.

15. Commitments and Contingencies

Operating lease

The Company did not have any operating lease as at September 30, 2015.

Legal proceeding

There has been no legal proceeding in which the Company is a party for the nine months ended September 30, 2015.

16. Subsequent Event

The management evaluated all events subsequent to the balance sheet date through the date the financial statements were available to be issued. There are no significant matters to make material adjustments or disclosure in the financial statements.

 F-34